Form of Warrant

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL (i) THEY ARE SO REGISTERED OR, (ii) RULE 144, RULE 144A OR ANY SUCCESSOR RULE UNDER THE ACT PERMITS SUCH SALE OR TRANSFER, OR (iii) UNLESS SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH EXERCISE, SALE OR TRANSFER UNDER ANY OTHER EXEMPTION UNDER THE ACT, PROVIDED THAT THE HOLDER OF THIS WARRANT OR SHARES OF COMMON STOCK ISSUABLE HEREUNDER DELIVERS TO THE COMPANY AN OPINION OF HOLDER'S COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK OF

TECHNOCONCEPTS, INC.

THIS CERTIFIES that, for value received, ________________________ (herein called "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or prior to the close of business on the five year anniversary of the effective date of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from TechnoConcepts, Inc. (herein called the "Company") a corporation organized and existing under the laws of the State of Colorado, at the price of $1.00 per share (the "Warrant Exercise Price"), ________________ fully paid and nonassessable shares of the Company’s Common Stock, no par value per share, subject to adjustment as set forth in Section 3 below.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares.

(a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share) at the principal office of the Company (or such office or agency of the Company as it may from time to time reasonably designate) at any time prior to the Termination Date, and

(i) by payment to the Company by certified check or bank draft of the Warrant Exercise Price for such shares, or
(ii) by “cashless exercise”; only if at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP on the Trading Day immediately preceding the date of such election;

(B)	=	the Exercise Price of this Warrant, as adjusted; and

(X)	=	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Debentures then outstanding.

or

(iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

The notice accompanying the Warrant shall also set forth the number of shares remaining subject to the Warrant. The Company shall not be obligated to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay to the Holder an amount in cash equal to the Current Market Price per share multiplied by such fraction (rounded to the nearest cent). The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which a properly executed notice of exercise of this Warrant shall have been surrendered by facsimile, physical delivery, or other reasonable medium of delivery and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding Section and this Section 1, certificates for the shares of stock so purchased shall be delivered to the Holder within two business days after the rights represented by this Warrant shall have been so exercised along with receipt by the Company of the physical Warrant or a duly executed Affidavit of Lost Warrant, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised or surrendered shall also be delivered to the Holder hereof within two business days.

(b) For the purpose of any computation under this Section the "Current Market Price" at any date (the "Computation Date") shall be deemed to be the average of the daily closing prices of the Common Stock for ten consecutive trading days ending the trading day immediately prior to the Computation Date. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such date, the average of the last reported asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid prices reported by NASDAQ or its successor, if any, or such other generally accepted source of publicly reported bid and asked quotations as the Company may reasonably designate. If the price of the Common Stock is not so reported or the Common Stock is not publicly traded, the Current Market Price per share as of any Computation Date shall be determined by the Board of Directors in good faith, on such basis as it considers appropriate, and such determination shall be described in a duly adopted board resolution certified by the Company's secretary or assistant secretary.

(c) Exercise Limitations; Holder’s Restrictions. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2(d) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 2(d) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

2. Shares to be Fully Paid; Reservation of Shares.

The Company covenants and agrees:

(a) That all Common Stock which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable and free from all pre-emptive rights, and taxes, liens and charges with respect to the issuance thereof;

(b) Without limiting the generality of the foregoing, that the Company will from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Exercise Price per share of the Common Stock issuable pursuant to this Warrant;

(c) That during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant;

(d) That the Company will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise hereof may be so issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange or market upon which any capital stock of the Company may be listed or traded;

(e) That the Company will not take any action if the total number of shares of Common Stock issuable after such action and upon exercise of all warrants and other rights to purchase or acquire Common Stock, together with all shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. In the event any stock or securities of the Company other than Common Stock are issuable upon the exercise hereof, the Company will take or refrain from taking any action referred to in clauses (a) through (e) of this Section 2 as though such clauses applied to such other shares or securities then issuable upon the exercise hereof;

(f)  The Company has all requisite corporate power and authority to execute and deliver this Warrant; the execution and delivery of this Warrant have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Warrant; this Warrant has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(g) No order, permit, consent, approval, license, authorization or validation of, and no registration or filing of notice with, any governmental entity is necessary to authorize or permit, or is required in connection with, the execution, delivery or performance of this Warrant or the consummation by the Company of the transactions contemplated hereby; and

(h) Neither the execution, delivery nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with or result in any breach of any provision of the Company's charter documents, (ii) result in a violation or breach or termination of, or constitute a default under or conflict with any provision of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company is subject, or (iii) violate any judgment, order, writ, injunction, decree, award, statute, rule or regulation to which the Company is subject.

3. Adjustment of Shares Issuable or Warrant Exercise Price.

The above provisions are subject to the following:

(a)  If the Company shall pay a dividend or make a distribution in shares of its Common Stock, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities or any assets of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities or assets which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the happening of such event, and the Warrant Exercise Price per share shall be correspondingly adjusted and the aggregate price upon exercise for all Warrants issuable hereunder after giving effect to such adjustment shall not exceed the aggregate amount payable upon exercise of such Warrant prior to such adjustment. An adjustment made pursuant to this Section 3 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Holder of this Warrant shall be entitled to participate in any subscription or other rights offering made to holders of shares of Common Stock as if such Holder had purchased the full number of shares as to which this Warrant remains unexercised immediately prior to the record date for such subscription rights offering. If the Company is consolidated or merged with or into another corporation or entity or if all or substantially all of its assets are conveyed to another corporation or entity this Warrant shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a Holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant in full immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the Holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

The Company shall not effect any such consolidation, merger or conveyance, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such transaction and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

(b)  If at any time the Company shall issue any shares of Common Stock, or securities convertible into Common Stock, for a consideration per share consisting solely of cash (which consideration, in the case of securities convertible into Common Stock, shall be the price per share of the Common Stock as a function of the price per unit of the other securities) less than the lower of the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance shall immediately (except as provided in this Section 3) be adjusted to a price equal to said consideration per share.

(c) Notwithstanding the foregoing, no adjustment to the Warrant Price will be made:

(i)  Upon the grant or exercise of options to purchase Common Stock, or the issuance of Common Stock, to officers, employees and directors of, or consultants to, the Company pursuant to arrangements, contracts or plans approved by the Board of Directors for compensatory purposes; or

(ii) Upon the exercise of warrants to purchase Common Stock outstanding on the date hereof, upon the issuance or exercise of this Warrant, or upon the exercise of any Convertible Debenture dated as of November 18, 2004, or upon the issuance or exercise of any securities contained therein; or

(iii) Upon the conversion of Preferred Stock;

(vii) Any determination as to whether an adjustment in the Warrant Price in effect hereunder is required pursuant to this Section 3, or as to the amount of any such adjustment, if required, shall be binding upon the Holder and the Company if made in good faith by the Board of Directors of the Company.

4. Notice of Adjustment.

Upon any adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant or the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company and pursuant to Section 16, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5. Other Notices.

In case at any time prior to the Termination Date:

(a) The Company shall declare any cash dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the Holders of its Common Stock;

(b) The Company shall offer for subscription to the Holders of any of its Common Stock any additional shares of Common Stock of any class or other rights;

(c) There shall be any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with or sale of all or substantially of its assets to another corporation or entity; or

(d)  There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

Then in any one or more of said cases the Company shall give by first class mail postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, pursuant to Section 16, (i) at least 20 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, dissolution, liquidation or winding and (ii) in the case of such reorganization or reclassification, consolidation, merger or sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify in the case of any such dividend, distribution or subscription rights the date on which the holders of Common Stock shall be entitled thereto and a notice required by clause (ii) shall also specify the date on which the holders of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger or sale, dissolution, liquidation or winding up as the case may be.

6. Issue Tax.

The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other that of the Holder of the Warrant exercised.

7. Closing of Books.

The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any matter which interferes with a timely exercise of this Warrant. The Company will not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith seek to carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

8. No Voting Rights.

This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

9. Transfers.

Prior to any transfer or attempted transfer of any securities (except a transfer by a Holder to an affiliate, subsidiary, employee or shareholder of the Holder), the Holder shall give written notice to the Company of such Holder's intention to effect such transfer. Holder will not transfer or dispose of this Warrant and will not sell or transfer any securities except pursuant to (i) an effective registration statement under the Act, (ii) Rule 144, Rule 144A or any successor rule under the Act permitting such sale or transfer or (iii) any other exemption under the Act provided that the Holder delivers an opinion of Holder's counsel reasonably satisfactory to counsel to the Company that an exemption from registration under the Act is available. Each certificate evidencing the securities issued upon such transfer shall bear the restrictive legend set forth on the first page of this Warrant modified to delete references to the Warrant, if appropriate, unless in the reasonable opinion of Holder's counsel such legend is not required in order to insure compliance with the Act.

10. Rights to Register

(a) At any time after the date of this Warrant, the holders at least fifty-one (51%) percent of the shares of Common Stock issuable upon exercise of the Warrants associated with the Company’s Series A Secured Subordinated Promissory Notes (the "Registrable Securities") request that the Company file a Registration Statement for the Registrable Securities, the Company will use its best efforts to cause such shares to be registered; provided, however, that the Company shall not be obligated to effect any such registration prior to 120 days from the date of Closing. The Company shall not be obligated to effect more than one (1) registration under this demand right provision.

(b) If at any time 120 days after the date of this Warrant the Company proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar forms (except registrations on such Forms solely for registration of shares in connection with an employee benefit plan or a merger or consolidation) in an underwritten public offering that will effect a broad distribution of the shares to be so registered, whether or not for sale for its own account, it will each such time give prompt written notice to the Holder of its intention to do so and of such Holder's rights under this Section 10. Upon the written request of Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Warrants and/or shares of Common Stock issued as a result of the exercise of this Warrant or issuable upon exercise of this Warrant (the "Registrable Securities") intended to be disposed of by the Holder), the Company will use its reasonable efforts to effect the registration under the Securities Act in such underwritten public offering of all Registrable Securities which the Company has been so requested to register by Holder.

(c) If the managing underwriter for any underwritten offering in a registration pursuant to paragraph 10(b) shall inform the Company and the Holder requesting such registration by letter of its belief that the number of securities requested to be included in such registration would materially adversely affect its ability to effect such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities and other securities of the Company requested to be included in such registration, pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, if such other securities are being offered for the account of persons exercising their“demand” registration rights, any reduction of such other securities shall be made after all Registrable Securities have been excluded from such registration.

11. Obligations of the Company

Whenever required under Section 10 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

(a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to six months.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the such registration statement.

(c) Furnish to the Holder such reasonable number of copies of a prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and any amendments or supplements prepared pursuant to Section 10 and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

(e) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

(f) Notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 10 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

(g) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10 that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

All expenses (other than underwriting discounts and commissions, transfer taxes, if any, and fees and disbursements of counsel to the Holder) relating to Registrable Securities incurred in connection with the registrations, filings or qualifications pursuant to Section 10 including (without limitation) all registration, filing and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

12. Indemnification.

The Company will indemnify and hold harmless each Holder and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Act against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Holder or underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which the securities were registered under the Act, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Holder, underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Holder, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, expense or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the Holder or underwriter in writing specifically for use in the preparation thereof.

Each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in said Registration Statement, said preliminary prospectus or prospectus, or amendment or amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by the Holder specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It shall be a condition of the Company under Section 11 above that the Holder confirm to the Company in writing, prior to the effective date of any Registration Statement in which are included securities of such Holder, the agreement of such Holder as set forth in the previous sentence.

Promptly after receipt by an indemnified party pursuant hereto of notice of any claim or the commencement of any action to which indemnity would apply, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant hereto, notify the indemnifying party of such claim or action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assure the defense of such claim and employ counsel reasonably satisfactory to such indemnified party, or (c) in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying part in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party.)

13. Rights and Obligations Survive Exercise Of Warrant.

The rights and obligations of the Company, of the Holder of this Warrant and of the Holder of the shares of Common Stock issuable upon exercise of this Warrant contained herein shall survive the exercise of this Warrant.

14. Descriptive Headings and Governing Law.

The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with such law and the rights of the Holder shall be governed by the law of such state.

15. Rule 144.

The Company covenants that if it has registered any class of securities under the Securities Exchange Act of 1934 (the “34 Act”) it will file, on a timely basis, the reports required to be filed by it under the Act and the 34 Act, and the rules and regulations adopted by the Commission thereunder, and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell securities without registration under the Act within the limitation of the conditions provided by (a) Rule 144 and Rule 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder the Company will deliver to such Holder a written statement verifying that it has complied with such information and requirements.

The Company represents and warrants to the Holder that except as otherwise required by law the shares of Common Stock issuable upon exercise of the Warrant may be publicly sold by the Holder pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended ( the “Rule”) one year after the date of issuance of the Warrant, subject to compliance with (i) paragraphs (c), (e) and (h) of the Rule, and (ii) paragraphs (f) or (g) of the Rule.

16. Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Company, to the principal offices of the Company, to the attention of its General Counsel, 6060 Sepulveda Blvd., Suite #202, Van Nuys, CA 91411, or (b) if to the Holder, to such address as the Holder shall have furnished to the Company, or such other address as the Holder shall have furnished to the Company. All such notices of communications shall be deemed given when actually delivered by hand or messenger or, if mailed, three days after deposit in the U.S. Mail.

17. Successors and Assigns.

All covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective successors and assigns.

18.  No Inconsistent Agreements.

The Company has not previously entered into, and will not on or after the date of this Warrant enter into, any agreement with respect to its securities which is inconsistent with the terms of this Warrant, including any agreement which impairs or limits the rights granted to the Holder in this Warrant, or which otherwise conflicts with the provisions hereof or would preclude the Company from discharging its obligations hereunder.

19. Nonwaiver and Expenses.

No course of dealing or any delay or failure to exercise any right hereunder on the part of either party shall operate as a waiver of such right or otherwise prejudice the other party’s rights, powers or remedies, notwithstanding the fact that all of Holder’s rights hereunder terminate on the Termination Date.

20. Severability.

In the event than any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

21. Entire Agreement.

This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof.

22. Amendment.

Any provision of this Warrant may be amended, waived or modified by a writing signed by the Company and the Holder.

23. Confidentiality.

The parties hereto agree that the existence of this Warrant, and the terms hereof, shall be held in the strictest confidence and shall not be disclosed to any third party unless (a) such disclosure is required by law, or (b) such disclosure is agreed upon in writing by the Holder and the Company.

DATED effective as of: _________________

TECHNOCONCEPTS, INC.

By:
ANTONIO E. TURGEON
Chairman & CEO